EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 2002 Independent Directors Equity Incentive Plan of ThermoGenesis Corp. of our report dated August 17, 2004 with respect to the financial statements and schedule of ThermoGenesis Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 2004.


                                                           /s/ ERNST & YOUNG LLP

Sacramento, California
February 4, 2005